Exhibit 99.1

Alaska Communications Reports Solid Third Quarter 2016 Results

Revenues of $56.5 million, a 3.2% increase

Business and Wholesale Revenue growth of 8.3%

ANCHORAGE, Alaska--(BUSINESS WIRE)--November 2, 2016--Alaska Communications Systems Group, Inc. (NASDAQ:ALSK) today reported financial results for the third quarter of 2016.

“I am pleased to report another quarter of solid performance to our plan, furthering our record of delivering consistent results. For the third quarter 2016 compared to a year ago, revenue increased 3.2 percent, driven by an 8.3 percent increase for business and wholesale and a 14.0 percent increase for total broadband,” said Anand Vadapalli, president and CEO of Alaska Communications.

On October 31, 2016, the Federal Communications Commission released its order for Connect America Fund Phase II (CAF II) for Alaska. The order is consistent with management’s expectations. The CAF II order continues high cost support at $19.7 million per year for the next ten years, in exchange for providing broadband to approximately 31,500 locations in unserved and partially served census blocks, representing approximately 26,000 new unserved locations.

“The issuance of the CAF II order eliminates uncertainty for the company in this regard while setting the stage for a significant deployment of broadband in Alaska. Our emphasis on customer service, combined with a superior fiber optic network and strong managed IT services capabilities, creates value for our customers and differentiation in the market. We look forward to reporting continued progress in upcoming quarters,” concluded Anand Vadapalli.

Revenue Highlights: Third Quarter 2016 Compared to Third Quarter 2015

  Total revenues:
    Revenue increased to $56.5 million, up 3.2 percent from $54.7 million.
    Total broadband revenue reached $29.4 million, up 14.0 percent from $25.7 million.
  Business and wholesale:
    Comprised 60.3 percent of total revenue.
    Revenue grew to $34.0 million, up 8.3 percent from $31.4 million.
    Broadband revenues reached $23.1 million, up 18.5 percent from $19.5 million.
  Consumer:
    Comprised 16.6 percent of total revenue.
    Revenue was $9.4 million, down 6.0 percent from $10.0 million.
    Broadband revenue was $6.2 million for both periods.
  Regulatory:
    Comprised 23.1 percent of total revenue.
    Revenue was $13.1 million, down 1.9 percent from $13.3 million.

Financial Metrics: Third Quarter 2016 compared to Third Quarter 2015 and Year to Date September 30, 2016

  Net income was $0.3 million, compared to $1.2 million. Year to date net income was $0.7 million.
  Net cash provided by operating activities was $9.5 million, compared to $13.7 million. Year to date cash provided by operating activities was $28.4 million.
  Capital expenditures were $8.7 million, compared to $12.1 million. Year to date capital expenditures were $22.4 million.

Balance Sheet Metrics: September 30, 2016, compared to December 31, 2015

  Cash remained strong at $21.9 million, compared to $36.0 million, primarily reflecting the repayment of $12.4 million of long-term debt.
  Net debt was $163.3 million, compared to $161.7 million.

Non-GAAP Metrics: Third Quarter 2016 compared to Third Quarter 2015 and Year to Date September 30, 2016

  Adjusted EBITDA was $13.9 million, compared to $12.6 million. Year to date Adjusted EBITDA was $41.8 million, up from $36.1 million.
  Free cash flow for the quarter was $3.0 million, improving $5.2 million from a net outflow of $2.2 million. Year to date free cash flow was $7.0 million, improving $10.9 million from a net outflow of $3.8 million.

Reconciliations of non-GAAP financial measures to GAAP financial measures can be found in tables at the end of this release and on the company’s website at http://www.alsk.com in the investment data section.

Laurie Butcher, Alaska Communications senior vice-president of finance, said, “Our results for the quarter are tracking to our expectations. This year we are meeting our performance targets in a more capital efficient manner; therefore, we have adjusted our capital spending and free cash flow guidance. We believe our continued emphasis on growing Free Cash Flow will drive shareholder value.”

2016 Guidance:

The company updated guidance as follows:

  Confirmed Total Wireline Revenue of approximately $228 million
  Confirmed Adjusted EBITDA of approximately $59 million
  Updated Capital Expenditures from approximately $35 million to approximately $32 million
  Increased Free Cash Flow from approximately $5 million to approximately $8 million

Conference Call

The Company will host a conference call and live webcast on Wednesday, Nov. 2, 2016, at 5:00 p.m. Eastern Time to discuss the results. Parties in the United States and Canada can access the call at 1-888-542-1138 and enter pass code 461984. All other parties can access the call at 1-719-457-2728 and use the same code.

The live webcast of the conference call will be accessible from the "Events Calendar" section of the Company's website (www.alsk.com). The webcast will be archived for a period of 90 days. A telephonic replay of the conference call will also be available two hours after the call and will run until Dec. 2, 2016, at 8:00 p.m. Eastern Time. To hear the replay, parties in the U.S. and Canada can call 1-888-203-1112 and enter pass code 6806229. All other parties can call 1-719-457-0820 and enter pass code 6806229.

About Alaska Communications

Alaska Communications (NASDAQ:ALSK) is the leading provider of advanced broadband and managed IT services for businesses and consumers in Alaska. The company operates a highly reliable, advanced statewide data network with the latest technology and the most diverse undersea fiber optic system connecting Alaska to the contiguous U.S. For more information, visit www.alaskacommunications.com or www.alsk.com.

Non-GAAP Measures

In an effort to provide investors with additional information regarding our financial results, we have provided certain non-GAAP financial information, including Adjusted EBITDA, Free Cash Flow and Net Debt. Adjusted EBITDA and Free Cash Flow measure the Company’s primary business activities without regard for the effects of special items and income tax structure. Adjusted EBITDA eliminates the effects of period to period changes in costs that are not directly attributable to the underlying performance of the Company’s business operations and is used by Management and the Company’s Board of Directors to evaluate current operating financial performance, analyze and evaluate strategic and operational decisions and better evaluate comparability between periods. Free Cash Flow is used to assess the Company’s ability to generate cash and plan for future operating and capital actions. Adjusted EBITDA and Free Cash Flow are common measures utilized by our peers (other telecommunications companies) and we believe they provide useful information to investors and analysts about the Company’s operating results, financial condition and cash flows. Net Debt provides Management and the Board of Directors with a measure of the Company’s current leverage position. The definition of these non-GAAP measures is provided on Schedules 4, 5 and 9 to this press release. Adjusted EBITDA and Free Cash Flow should not be considered a substitute for Net Income, Net Cash Provided by Operating Activities and other measures of financial performance recorded in accordance with GAAP. Reconciliations of our non-GAAP measures to our nearest GAAP measures can be found in the tables in this release and on our website in the investment data section. Other companies may not calculate non-GAAP measures in the same manner as Alaska Communications. The Company does not provide reconciliations of guidance for Adjusted EBITDA to Net Income, and Free Cash Flow to Net Cash from Operating Activities, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company does not forecast certain items required to develop the comparable GAAP financial measures. These items are realized and unrealized gains and losses on effective and ineffective hedges, charges and benefits for uncollectible accounts, certain other non-cash expenses, unusual items typically excluded from Adjusted EBITDA and Free Cash Flow, and changes in operating assets and liabilities (generally the most significant of these items, representing cash outflows of $1.7 million and $2.5 million in the nine-month periods of 2016 and 2015, respectively).

Forward-Looking Statements

This press release includes certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control. Such factors include, without limitation, Federal and Alaska Universal Service Fund changes, adverse economic conditions, the effects of competition in our markets, our relatively small size compared with our competitors, the Company’s ability to compete, manage, integrate, market, maintain, and attract sufficient customers for its products and services, adverse changes in labor matters, including workforce levels, our ability to service our debt and refinance as required, labor negotiations, including renegotiating our collective bargaining agreement, employee benefit costs, our ability to control other operating costs, disruption of our supplier’s provisioning of critical products or services, the impact of natural or man-made disasters, changes in Company's relationships with large customers, unforeseen changes in public policies, regulatory changes, changes in technology and standards, our internal control over financial reporting, and changes in accounting standards or policies, which could affect reported financial results. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the Company's SEC filings, including, but not limited to, the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the Company's SEC filings may be obtained by contacting its investor relations department at (907) 564-7556 or by visiting its investor relations website at www.alsk.com.

Schedule 1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC. CONSOLIDATED SCHEDULE OF OPERATIONS (Unaudited, In Thousands Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Operating revenues:
Operating revenues, non-affiliates	$56,483	$54,735	$169,073	$175,611
Operating revenues, affiliates	-	-	-	575
Total operating revenues	56,483	54,735	169,073	176,186

Operating expenses:
Cost of services and sales, non-affiliates	25,393	24,673	77,064	81,056
Cost of services and sales, affiliates	-	-	-	4,961
Selling, general & administrative	18,110	20,387	53,036	70,982
Depreciation and amortization	8,748	8,475	25,908	25,491
Loss (gain) on disposal of assets, net	132	(6,978)	284	(46,364)
Earnings from equity method investments	-	-	-	(3,056)

Total operating expenses	52,383	46,557	156,292	133,070

Operating income	4,100	8,178	12,781	43,116

Other income and (expense):
Interest expense	(3,869)	(4,077)	(11,590)	(15,753)
Loss on extinguishment of debt	-	(2,250)	(336)	(4,878)
Interest income	7	14	18	56
Total other income and (expense)	(3,862)	(6,313)	(11,908)	(20,575)

Income before income tax benefit (expense)	238	1,865	873	22,541

Income tax benefit (expense)	82	(663)	(217)	(9,982)

Net income	320	1,202	656	12,559

Less net loss attributable to noncontrolling interest	(34)	(37)	(101)	(56)

Net income attributable to Alaska Communications	$354	$1,239	$757	$12,615

Basic and Diluted	$0.01	$0.02	$0.01	$0.25

Weighted average shares outstanding:
Basic	51,340	50,399	51,105	50,191
Diluted	52,454	51,588	52,130	51,246

Schedule 2

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC. CONSOLIDATED BALANCE SHEETS (Unaudited, In Thousands Except Per Share Amounts)

Assets	September 30, 2016	December 31, 2015

Current assets:
Cash and cash equivalents	$21,883	$36,001
Restricted cash	1,811	1,824
Accounts receivable, net of allowance of $1,150 and $1,693	22,979	25,225
Materials and supplies	4,669	4,674
Prepayments and other current assets	4,901	8,068
Total current assets	56,243	75,792

Property, plant and equipment	1,351,215	1,337,098
Less: accumulated depreciation and amortization	(984,473)	(967,776)
Property, plant and equipment, net	366,742	369,322

Deferred income taxes	15,975	16,660
Other assets	1,722	1,827
Total assets	$440,682	$463,601

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term obligations	$4,175	$3,671
Accounts payable, accrued and other current liabilities	38,321	51,275
Advance billings and customer deposits	4,147	4,513
Total current liabilities	46,643	59,459

Long-term obligations, net of current portion	175,479	185,018
Other long-term liabilities, net of current portion	62,022	65,265
Total liabilities	284,144	309,742
Commitments and contingencies
Alaska Communications stockholders' equity:
Common stock, $.01 par value; 145,000 authorized	514	505
Additional paid in capital	158,655	156,971
Accumulated deficit	(877)	(1,634)
Accumulated other comprehensive loss	(2,831)	(3,086)
Total Alaska Communications stockholders' equity	155,461	152,756
Noncontrolling interest	1,077	1,103
Total stockholders' equity	156,538	153,859

Total liabilities and stockholders' equity	$440,682	$463,601

Schedule 3

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC. CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited, In Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Cash Flows from Operating Activities:
Net income	$320	$1,202	$656	$12,559
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,748	8,475	25,908	25,491
Gain on wireless sale	-	(7,092)	-	(48,232)
Loss on the disposal of assets, net	132	114	284	1,868
Unrealized gain on ineffective hedge	-	(278)	-	(820)
Amortization of debt issuance costs and debt discount	1,014	1,019	3,035	3,062
Amortization of ineffective hedge	-	-	-	1,970
Loss on extinguishment of debt	-	2,250	336	4,878
Amortization of deferred capacity revenue	(862)	(693)	(2,564)	(2,162)
Stock-based compensation	700	619	2,147	1,898
Deferred income tax expense	48	6,965	543	3,571
Charge for uncollectible accounts	89	66	166	1,385
Cash distribution from equity method investments	-	-	-	3,056
Earnings from equity method investments	-	-	-	(3,056)
Other non-cash expense, net	52	274	466	817
Income taxes (receivable) payable	(130)	(6,302)	(852)	1,736
Changes in operating assets and liabilities	(633)	7,127	(1,710)	(2,521)
Net cash provided by operating activities	9,478	13,746	28,415	5,500

Cash Flows from Investing Activities:
Capital expenditures	(8,689)	(12,083)	(22,351)	(38,216)
Capitalized interest	(263)	(444)	(811)	(1,232)
Change in unsettled capital expenditures	(25)	2,713	(9,181)	3,387
Proceeds on wireless sale	-	7,092	-	285,160
Proceeds on sale of assets	1	3	2,664	3,129
Return of capital from equity investment	-	-	-	1,875
Net change in restricted cash	-	(1,357)	13	(1,357)
Net cash (used) provided by investing activities	(8,976)	(4,076)	(29,666)	252,746

Cash Flows from Financing Activities:
Repayments of long-term debt	(869)	(90,553)	(12,355)	(333,390)
Proceeds from the issuance of long-term debt	-	90,061	-	90,061
Debt issuance costs	-	(3,513)	(44)	(4,555)
Cash paid for debt extinguishment	-	(391)	(150)	(391)
Cash paid in acquisition of business	-	-	-	(291)
Cash proceeds from non-controlling interest	-	-	75	250
Payment of withholding taxes on stock-based compensation	-	-	(472)	(402)
Excess tax (expense) benefit from share-based payments	-	-	(51)	733
Proceeds from issuance of common stock	2	(1)	130	134
Net cash used by financing activities	(867)	(4,397)	(12,867)	(247,851)

Change in cash and cash equivalents	(365)	5,273	(14,118)	10,395

Cash and cash equivalents, beginning of period	22,248	36,831	36,001	31,709

Cash and cash equivalents, end of period	$21,883	$42,104	$21,883	$42,104

Supplemental Cash Flow Data:
Interest paid	$1,653	$2,179	$8,012	$11,120
Income taxes paid, net	$-	$-	$577	$3,942

Schedule 4

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC. ADJUSTED EBITDA (Unaudited, In Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Net income	$320	$1,202	$656	$12,559
Add (subtract):
Interest expense	3,869	4,077	11,590	15,753
Loss on extinguishment of debt	-	2,250	336	4,878
Interest income	(7)	(14)	(18)	(56)
Depreciation and amortization	8,748	8,475	25,908	25,491
Loss (gain) on disposal of assets, net	132	(6,978)	284	(46,364)
Earnings from equity method investments	-	-	-	(3,056)
AWN distributions received/receivable, net	-	-	-	765
Income tax (benefit) expense	(82)	663	217	9,982
Stock-based compensation	700	619	2,147	1,898
Long-term cash incentives	180	714	585	1,356
Pension adjustment	(41)	210	-	210
Net loss attributable to noncontrolling interest	34	37	101	56
Wireless sale transaction-related and wind down costs	-	1,321	-	12,629

Adjusted EBITDA	$13,853	$12,576	$41,806	$36,101

NonGAAP Measures:

The Company provides certain non-GAAP financial information, including Adjusted EBITDA, Free Cash Flow and Net Debt. Adjusted EBITDA and Free Cash Flow measure the Company’s primary business activities without regard for the effects of special items and income tax structure. Adjusted EBITDA eliminates the effects of period to period changes in costs that are not directly attributable to the underlying performance of the Company’s business operations and is used by Management and the Company’s Board of Directors to evaluate current operating financial performance, analyze and evaluate strategic and operational decisions and better evaluate comparability between periods. Free Cash Flow is used to assess the Company’s ability to generate cash and plan for future operating and capital actions. Adjusted EBITDA and Free Cash Flow are common measures utilized by our peers (other telecommunications companies) and we believe they provide useful information to investors and analysts about the Company’s operating results, financial condition and cash flows. Net Debt provides Management and the Board of Directors with a measure of the Company’s current leverage position.

The Company does not provide reconciliations of guidance for Adjusted EBITDA to Net Income, and Free Cash Flow to Net Cash Provided by Operating Activities, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company does not forecast certain items required to develop the comparable GAAP financial measures. These items are realized and unrealized gains and losses on effective and ineffective hedges, charges and benefits for uncollectible accounts, certain other non-cash expenses, unusual items typically excluded from Adjusted EBITDA and Free Cash Flow, and changes in operating assets and liabilities (generally the most significant of these items, representing cash outflows of $1.7 million and $2.5 million in the nine-month periods of 2016 and 2015, respectively).

Adjusted EBITDA and Free Cash Flow are not GAAP measures and should not be considered a substitute for net income, net cash provided by operating activities, or net cash provided or used. Adjusted EBITDA as computed below is not consistent with the definition of Consolidated EBITDA referenced in our 2015 Senior Credit Agreements, and other companies may not calculate Non-GAAP measures in the same manner we do.

Adjusted EBITDA is defined as net income (loss) before interest, loss on extinguishment of debt, depreciation and amortization, gain or loss on asset purchases or disposals including the sale of our wireless operations, earnings from equity method investments, income taxes, Wireless Sale transaction and wind-down related costs, stock-based compensation, pension adjustments, net loss attributable to noncontrolling interest and expenses under the Company’s long term cash incentive plan (“LTCI”). LTCI expenses are considered part of an interim compensation structure to mitigate the dilutive impact of additional share issuances for executive compensation. Distributions from AWN are included in Adjusted EBITDA.

Schedule 5

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC. FREE CASH FLOW (Unaudited, In Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Adjusted EBITDA	$13,853	$12,576	$41,806	$36,101

Less:
Capital expenditures excluding acquisition price of North Slope fiber network	(8,689)	(12,083)	(22,351)	(27,216)
Milestone billings for fiber build project for a carrier customer	-	-	-	2,500
Net capital expenditures	(8,689)	(12,083)	(22,351)	(24,716)

Purchase of North Slope fiber network
Acquisition price	-	-	-	(11,000)
(Paid) less: 50% due in 2016	-	-	(5,500)	5,500
Proceeds on sale of fiber to joint venture partner	-	-	2,650	2,650
Less: other cash proceeds	-	-	-	400
Net North Slope purchase	-	-	(2,850)	(2,450)

Amortization of GCI/AWN capacity revenue	(522)	(520)	(1,547)	(1,649)
Interest paid	(1,653)	(2,179)	(8,012)	(11,120)

Free cash flow*	$2,989	$(2,206)	$7,046	$(3,834)

* Quarterly FCF fluctuates and should not be viewed as an indicator of annual performance. While onetime events, seasonality of capital spend and the timing of interest payments may result in negative FCF in one or more quarters, we reaffirm our guidance for annual FCF.

NonGAAP Measures:

Free cash flow is defined as Adjusted EBITDA, less recurring operating cash requirements which include capital expenditures, net of cash received for a fiber build for a carrier customer, less cash interest expense, significant non-cash revenue associated with our interconnection agreement with AWN and GCI, and cash receipts and payments associated with the purchase of the North Slope fiber network and establishment of our joint venture with QHL.

Alaska Communications continues to have net operating losses and is not a significant taxpayer on ordinary income. Income taxes paid in 2015 and 2016 are related to the Wireless retail sale and are not included in free cash flow.

See Schedule 3 for Net cash provided by operating activities, Net cash (used) provided by investing activities, and Net cash used by financing activities.

See Schedule 6 for the reconciliation of net cash provided by operating activities to free cash flow.

Schedule 6

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC. RECONCILIATION OF CASH FROM OPERATING ACTIVITIES TO FREE CASH FLOW (Unaudited, In Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Net cash provided by operating activities	$9,478	$13,746	$28,415	$5,500
Adjustments to reconcile net cash provided by operating activities to free cash flow:
Capital expenditures excluding acquisition price of North Slope fiber network	(8,689)	(12,083)	(22,351)	(27,216)
Milestone billings for fiber build project for a carrier customer	-	-	-	2,500
Purchase of North Slope fiber network:
Acquisition price	-	-	-	(11,000)
(Paid) less: 50% due in 2016	-	-	(5,500)	5,500
Proceeds on sale of fiber to joint venture partner	-	-	2,650	2,650
Other cash proceeds	-	-	-	400
Amortization of deferred capacity revenue	862	693	2,564	2,162
Amortization of GCI/AWN capacity revenue	(522)	(520)	(1,547)	(1,649)
Interest expense	3,869	4,077	11,590	15,753
Amortization of debt issuance costs and debt discount	(1,014)	(1,019)	(3,035)	(3,062)
Interest paid	(1,653)	(2,179)	(8,012)	(11,120)
Interest income	(7)	(14)	(18)	(56)
Unrealized gain on ineffective hedge	-	278	-	820
Amortization of ineffective hedge	-	-	-	(1,970)
Income tax (benefit) expense	(82)	663	217	9,982
Income taxes receivable (payable)	130	6,302	852	(1,736)
Deferred income tax expense	(48)	(6,965)	(543)	(3,571)
Charge for uncollectible accounts	(89)	(66)	(166)	(1,385)
Cash distribution from equity method investments	-	-	-	(3,056)
Long-term cash incentives	180	714	585	1,356
Pension adjustment	(41)	210	-	210
Net loss attributable to noncontrolling interest	34	37	101	56
Wireless sale transaction-related and wind down costs	-	1,321	-	12,629
AWN distributions received/receivable, net	-	-	-	765
Other non-cash expense, net	(52)	(274)	(466)	(817)
Changes in operating assets and liabilities	633	(7,127)	1,710	2,521
Free cash flow	$2,989	$(2,206)	$7,046	$(3,834)

Schedule 7

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC. REVENUE GROWTH FROM CONTINUING OPERATIONS (Unaudited, In Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Business and wholesale revenue
Business broadband	$15,140	$12,691	$43,712	$37,111
Business voice and other	7,113	7,461	21,225	21,636
Managed IT services	1,072	708	2,971	2,247
Equipment sales and installations	819	1,730	4,503	4,583
Wholesale broadband	7,970	6,817	23,359	20,417
Wholesale voice and other	1,920	2,023	5,678	6,589

Total business and wholesale revenue	34,034	31,430	101,448	92,583
Growth in business and wholesale	8.3%		9.6%
Consumer revenue
Broadband	6,245	6,235	18,621	19,494
Voice and other	3,124	3,730	9,765	10,856

Total consumer revenue	9,369	9,965	28,386	30,350

Total business, wholesale, and consumer revenue	43,403	41,395	129,834	122,933
Growth in business, wholesale and consumer revenue	4.9%		5.6%
Growth in broadband revenue	14.0%		11.3%

Regulatory revenue
Access	8,158	8,420	24,316	25,477
High cost support	4,922	4,920	14,923	14,761

Total regulatory revenue	13,080	13,340	39,239	40,238

Total wireline revenue	56,483	54,735	169,073	163,171
Growth in wireline revenue	3.2%		3.6%

Total wireless & AWN related revenue	-	-	-	13,015

Total revenue	$56,483	$54,735	$169,073	$176,186

Schedule 8

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC. KEY OPERATING STATISTICS (Unaudited)

	Three Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015

Voice:
Business access lines (1)	74,328	75,646	78,164
Consumer access lines	34,319	35,600	39,016

Voice ARPU business	$23.78	$23.79	$23.66
Voice ARPU consumer	$28.25	$28.61	$29.09

Broadband:
Business connections (1)	15,321	15,347	15,712
Consumer connections	33,922	33,913	33,488

Broadband ARPU business (1,2)	$328.83	$313.92	$268.30
Broadband ARPU consumer	$61.03	$60.91	$60.34

Churn:
Business voice	1.4%	1.0%	1.1%
Consumer broadband	2.7%	2.5%	3.0%
Consumer voice	1.7%	1.5%	2.0%

(1) How we calculate broadband connections has changed to exclude certain internal use circuits.
Historical amounts have been restated to reflect appropriate comparisons period over period.
(2) Restated June 30, 2016, business broadband ARPU to remove dial-up revenue.

Schedule 9

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC. Long Term Debt and Net Debt (Unaudited, In Thousands)

	September 30, 2016	December 31, 2015
2015 senior secured credit facilities due 2018	$ 87,500	$ 89,750
Debt issuance costs - 2015 senior secured credit facilities due 2018	(2,157)	(3,406)
6.25% convertible notes due 2018	94,000	104,000
Debt discount - 6.25% convertible notes due 2018	(2,753)	(4,641)
Debt issuance costs - 6.25% convertible notes due 2018	(576)	(1,010)
Capital leases and other long-term obligations	3,640	3,996
Total debt	179,654	188,689
Less current portion	(4,175)	(3,671)
Long-term obligations, net of current portion	$ 175,479	$ 185,018

Total debt	$ 179,654	$ 188,689
Plus debt discounts and debt issuance costs	5,486	9,057
Gross debt	185,140	197,746
Cash and cash equivalents	(21,883)	(36,001)
Net debt	$ 163,257	$ 161,745

CONTACT:
Alaska Communications
Investors:
Tiffany Dunn, 907-564-7556
Manager, Board and Investor Relations
investors@acsalaska.com
or
Media:
Hannah Blankenship, 907-564-1326
Manager, Corporate Communications
Hannah.Blankenship@acsalaska.com